Exhibit 99.1

MINUTES OF ORGANIZATIONAL MEETING

OF

Silicon South, Inc.

     A regular meeting of the above corporation was held on March 1, 2000 at the corporation's place of business at 200 Camino  Aguajito,  Suite 200,  Monterey, California.

1.   Quorum.  A  quorum  was  declared  present  based  on the  presence  of the following Directors:

     - Mathew Rule - President

     - Charles Fishel - Director

     - Natalie Shahvaran - Secretary / Treasurer

     There was no old business.

2.   New Business:  The following corporate actions taken by appropriate motions duly made, seconded, and adopted by the Directors entitled to vote.

     (A).  The Board of Directors  voted and approved to no longer  purchase the shares in Peninsula Web Pages,  Inc., as it seems to not be the corporation for the company to use as an acquisition.

     There being no further business, this meeting was adjourned.

                                                                 /s/ Natalie Shahvaran

                                                                    ---------------------

                                                               NATALIE SHAHVARAN

                                                              Secretary of the Corporation

MINUTES OF ORGANIZATIONAL MEETING

OF

Silicon South, Inc.

     A regular meeting of the above corporation was held on July 25, 1999 at the corporation's place of business at 200 Camino  Aguajito,  Suite 200,  Monterey, California.

1.   Quorum.  A quorum was declared present based on the presence of the following Directors:

     - Mathew Rule - President

     - Charles Fishel - Director

     - Natalie Shahvaran - Secretary / Treasurer

     - Gregory Ludwa - Guest

     - Robert A. Strahl - Guest

     There was no old business.

2.   New Business:  The following corporate actions taken by appropriate motions duly made, seconded, and adopted by the Directors entitled to vote.

     A.   The Board of Directors approved the following items:

          1)   The  Board  of  Directors  agreed  to keep  Gary  Blume on as the attorney of the company.

          2)   The Board of Directors  agreed to sell  448,000  shares of common stock  at  $.25  per  share   using  a  504   Private   Placement Subscription  Agreement.

          3)   The Board of Directors agreed to increase the capitalization from $79,230 to $112,000, which is a total of 448,000 shares of common stock.

          4)   The  Board  of  Directors   agreed  to  use  the  new  consulting agreements with Robert A. Strahl,  DeAnzo  Secretarial  Services/Melissa  DeAnzo and  Natalie  Shahvaran.  As of today, the other contracts were cancelled.

          5)   The  Board of  Directors  agreed  to pull an audit as of July 31, 2000.

          6)   The Board of Directors  agreed to start filing with the SEC as of August 15, 2000 with either a Form 10 or an SB-2.

     B.   The Board of Directors  voted and approved the following list of shares to be bought by  founders  of the company as  founder's  stock  and/or Stock  Options.

FOUNDER'S STOCK

Name	Shares	Purchase Price	$'s to Pay

Natalie Shahvaran	510,000	$ .001	$ 510
Charles V. Fishel	10,000	$ .001	$ 10
Melissa DeAnzo	10,000	$ .001	$ 10

STOCK OPTIONS

Robert A. Strahl	50,000	$ .03	$1,500
Robert A. Strahl	30,000	$ .03	$ 900
Natalie Shahvaran	20,000	$ .03	$ 600
DeAnzo Secretarial Services	20,000	$ .03	$ 600
(Melissa DeAnzo)
Eric Leuty	30,000	$.001	$ 30

***All options have an expiration date of 12-31-99 except for Eric Leuty. His options are good until 11-30-2000.***

     C.   The Board of  Directors  has voted for and  approved to  purchase  the shares in Peninsula Web Pages, Inc. for an acquisition.

          Being no further business to discuss, the meeting was adjourned.

                                                           /s/ Natalie Shahvaran

                                                               ---------------------

                                                               Natalie Shahvaran

                                                        Secretary of the Corporation

MINUTES OF ORGANIZATIONAL MEETING

OF

California Seasons Franchise Corp.

     A regular  meeting of the above  corporation was held on October 1, 1998 at the  corporation's  place of business at 380 Foam Street,  Suite 210,  Monterey, California, 93940.

1.   Quorum.  A  quorum  was  declared  present  based  on the  presence of the following Directors:

     Dennis Davis -                         President

     Robert A. Strahl -                     Secretary / Treasurer

     Diane S. Button -                      Director

2.   New Business:  The following corporate actions taken by appropriate motions duly made, seconded, and adopted by the Directors entitled to vote.

     The Board of Directors  voted  for a name change  of the  corporation  as follows:

                               SILICON SOUTH, INC.

     There being no further business, the meeting was adjourned.

                                                            /s/ Robert A. Strahl

                                                              --------------------

                                                     ROBERT A. STRAHL, Secretary

MINUTES

OF

California Seasons Franchise Corp.

     On  September  25,  1998,  the above  company  held a meeting  in  Monterey California.  The purpose of the meeting was to: 1) elect new  Officers 2) change name of company,  3) to allow the Officers to   establish a banking  relationship and open a bank  account,  4)  authorize a change of common  stock,  5) whatever other business necessary.

1.   Quorum.  A  quorum  was  declared  present  based  on the  presence  of the following initial Officers:

     - Mathew Rule

     - Matthew Cassedy

2.   Officers Elected. The following Executive Officers were elected:

     Name: Mathew Rule

     Office: President

     Name: Matthew Cassedy

     Office: Secretary/Treasurer

3.   Establishment of Banking  Relations.  The Officers have elected to set up a checking account with First National Bank in Monterey, California.

4.   The Change in Stock. The Officers of the Company have elected to change the number of shares of the $.001 par value stock to 50 million.

5.   Next  Meeting.  The next regular  board meeting will be held within the next thirty (30) days at the convenience of the Officers.

     There being no further business, the meeting was duly adjourned.

                                                             /s/ Matthew Cassedy

                                                                 -------------------

                                                                 Matthew Cassedy

                                                           Secretary of the Corporation

MINUTES OF ORGANIZATIONAL MEETING

OF

CALIFORNIA SEASONS FRANCHISE CORP.

     A regular meeting of the above corporation was held on June 20, 1997 at the corporation's  place  of  business  at 380 Foam  Street,  Suite  210,  Monterey, California, 93940.

1.   Quorum.  A  quorum  was  declared  present  based  on the  presence  of the following Directors:

     Mathew Rule -                          President

     Natalie Shahvaran -                   Secretary / Treasurer

     Charles V. Fishel -                    Director

2.   New Business:  The following corporate actions taken by appropriate motions duly made, seconded, and adopted by the Directors entitled to vote.

     The  Directors of the  Corporation  voted and  approved  for the  following shares to be issued as founder's stock:

	Shares	Price	Will pay

Mathew G. Rule	3,970,000	$.001	$3,970
Natalie Shahvaran	100,000	$ .05	$2,500

     There being no further business, the meeting was adjourned.

                                                           /s/ Natalie Shahvaran

                                                               ---------------------

                                                                Natalie Shahvaran

                                                         Secretary of the Corporation